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Exhibit 10.8

CONFORMED COPY

Dated 15 APRIL 2005

  (1)
  THE WYATT COMPANY HOLDINGS LIMITED

  (2)
  WATSON WYATT LLP

  (3)
  WATSON WYATT & COMPANY

  (4)
  WATSON WYATT HOLDINGS LIMITED

  (5)
  WATSON WYATT HOLDINGS (EUROPE) LIMITED

  (6)
  THE WYATT COMPANY (UK) LIMITED

  (7)
  WYATT TRUSTEE LIMITED (in its capacity as Wyatt Partner)

DEED OF TERMINATION AND AMENDMENT AND RESTATEMENT OF INDEMNITIES relating to the Alliance Documents

Strictly private and confidential

MAYER
BROWN
ROWE
& MAW

LONDON

THIS DEED is dated 15 APRIL 2005 and made between:

(1)	THE WYATT COMPANY HOLDINGS LIMITED a company incorporated under the laws of England and Wales with registered number 908628 and having its registered office at 100 New Bridge Street, London EC4V 6JA ("WCHL");
(2)
WATSON WYATT LLP a limited liability partnership incorporated under the laws of England and Wales with registered number OC301975 and having its registered office and its principal place of business at Watson House, London Road, Reigate, Surrey RH2 9PQ ("WWLLP");
(3)	WATSON WYATT & COMPANY a Delaware corporation whose principal place of business is at 1717 H Street, NW, Suite 800, Washington D.C. 20006, USA ("WWC");
(4)
WATSON WYATT HOLDINGS LIMITED a company incorporated under the laws of England and Wales with registered number 00590853 and having its registered office at Watson House, London Road, Reigate, Surrey RH2 9PQ ("WWHL");
(5)
WATSON WYATT HOLDINGS (EUROPE) LIMITED a company incorporated under the laws of England and Wales with registered number 02961740 and having its registered office at Watson House, London Road, Reigate, Surrey RH2 9PQ ("WWH(E)");
(6)
THE WYATT COMPANY (UK) LIMITED a company incorporated under the laws of England and Wales with registered number 01166919 and having its registered office at 100 New Bridge Street, London EC4V 6JA ("WCUK"); and
(7)
WYATT TRUSTEE LIMITED a company incorporated under the laws of England and Wales with registered number 1231236 and having its registered office at 100 New Bridge Street, London EC4V 6JA acting in its capacity as Wyatt Partner; ("WTL").
BACKGROUND:
(A)
In April 1995, WWC and the then partners of WWP agreed to form an alliance involving the combination of their operations in the United Kingdom and continental Europe and a framework for mutual cooperation and sharing of resources in the remainder of the world. At that time, the then partners of WWP and WWC set in place the Alliance Documents to achieve this.
(B)
In April 2002 the then partners of WWP incorporated WWLLP and transferred to WWLLP all of the assets and all of the liabilities (with the exception of certain defined liabilities) of WWP. As part of such transfer each Alliance Document was novated from the then partners of WWP to WWLLP.
(C)	WWLLP and WWC have agreed to combine their two firms. The documents required to effect the combination have been entered into by the parties to such documents on or before the date of this Deed.
(D)
The parties to this Deed now wish to terminate various agreements entered into at the time the alliance was established while amending and restating certain of the indemnities included in those documents. Accordingly the parties have agreed to terminate the Alliance Documentation and amend and restate certain indemnities, in each case, on the terms and conditions of this Deed. In addition they wish to confirm the force and effect of certain other documents and enter a new agreement to supplement the arrangements dealing with WTL's ongoing membership of WWLLP.
(E)	The Protector has notified to WTL its prior consent to the amendments to the Alliance Documents as contemplated by this Deed.

THIS DEED WITNESSES that:
1.	DEFINITION
1.1	Defined terms
In this Deed:
"1995 Transfer Agreements" means the Watson European Transfer Agreement, the Wyatt European Transfer Agreement, the Wyatt UK Transfer Agreement and the Tax Deed;
"Alliance Agreement" means the agreement described at paragraph 1 of the Schedule;
"Alliance Documents" means the documents listed in the Schedule;
"BTA" means the business transfer agreement between Watson Wyatt (UK) Acquisitions 2 Limited, WCHL, Watson Wyatt & Company Holdings and WWLLP dated the same date as this Deed;
"Completion" means completion of the sale and purchase of WWLLP's business and assets pursuant to the BTA;

"Deed of Accession" means the deed of accession dated 2 April, 1995, as amended by a deed of ratification and amendment dated 29 September, 1995, a deed of amendment dated 24 February 1999 and a deed of variation dated 30 April 2002, originally made between WCHL, WCUK, the then partners in WWP, Robert David Masding acting in his capacity as Wyatt Partner and the Protector and subsequently varied and novated pursuant to the Deed of Novation;
"Deed of Novation" means the deed of variation and novation dated 30 April 2002 made between WCHL, WCUK, the then partners of WWP, WWLLP, WWC, Wyatt Trustee Limited, WWHL, WWH(E) and the Protector;
"Distribution Agreement" means the agreement of that name between WWLLP, WCHL, WTL and WWL dated the same date as this Deed;
"Former Partners" has the meaning given in the BTA;
"IFS Subsidiaries" has the meaning given in the BTA;
"Members" has the meaning given in the BTA;
"Protector" has the meaning given to that term in the deed of settlement dated 30 March, 1995 between WCHL, WCUK and Robert David Masding, as amended from time to time thereafter;
"Subsidiary" in relation to a party means a subsidiary of that Party, within the meaning attributed to the term "subsidiary" in ss736 and 736A of the Companies Act 1985;

"Tax Deed" means the deed of tax covenant dated 2 April, 1995, as amended by a deed of amendment and rectification dated 29 September, 1995, originally made between WCHL and the then partners of WWP and subsequently novated pursuant to the Deed of Novation so that, as at the date of this Deed, the parties thereto are WCHL and WWLLP;
"Transaction Documents" has the meaning given in the BTA;

"Transactions" means the distribution of certain of WWLLP's assets pursuant to the Distribution Agreement, the sale of WWLLP's assets and business pursuant to the BTA and all other transactions and steps referred to in or contemplated by the BTA, the Distribution Agreement and the other Transaction Documents;
"Trust Deed" means a deed of settlement dated 30 March, 1995, between WCHL, WCUK, and Robert David Masding;

"Watson European Transfer Agreement" means the agreement relating to the transfer of the Watson European businesses dated 2 April, 1995, as amended by a deed of amendment dated 29 September, 1995, originally made between the then partners of WWP and WWH(E) and subsequently novated pursuant to the Deed of Novation so that, as at the date of this Deed, the parties thereto are WWLLP and WWH(E);

"WW2 Limited" means Watson Wyatt (UK) Acquisitions 2 Limited, a company incorporated under the laws of England and Wales with registered number 5379706 and having its registered office at 100 New Bridge Street, London EC4V 6JA;

"WWCH" means Watson Wyatt & Company Holdings, a company organised and subsisting under the laws of the State of Delaware, USA, whose principal place of business is at 1717 H Street, N.W., Suite 800, Washington D.C. 20006, USA;
"WWL" means Watson Wyatt Limited, a company incorporated under the laws of England and Wales with registered number 5379716 and having its registered office at 100 New Bridge Street, London EC4V 6JA;
"WWLLP Group" means WWLLP, WWP and the Partners and Former Partners and the expression "member of the WWLLP Group" shall be construed accordingly;
"Wyatt LLP Relationship Deed" means the deed of that name in the form set out in Schedule 2 to this Deed, to be entered into pursuant to Clause 5.4;
"WWP" means the English general partnership carried on as Watson Wyatt Partners, and before that as R. Watson & Sons;

"Wyatt European Transfer Agreement" means the agreement relating to the transfer of the Wyatt European operations dated 2 April, 1995, as amended by a deed of amendment dated 29 September, 1995, originally made between WWC, WCHL, WWH(E), Watson Wyatt International Limited and the then partners of WWP and subsequently novated pursuant to the Deed of Novation so that, as at the date of this Deed, the parties thereto are WWC, WCHL, WWH(E), Watson Wyatt International Limited and WWLLP;

"Wyatt Group" means WWCH and its Subsidiaries, other than (i) the Subsidiaries of WWLLP at the date of this Deed (including but not limited to the IFS Subsidiaries), (ii) WW2 Limited, (iii) WWL, and (iv) WTL, and the expression "member of the Wyatt Group" shall be construed accordingly; and

"Wyatt UK Transfer Agreement" means the agreement relating to the transfer of the Wyatt UK operations dated 2 April, 1995, as amended by a deed of amendment dated 29 September, 1995, originally made between WCHL, WCUK, the then partners of WWP, Robert David Masding acting in his capacity as Wyatt Partner and WWC and subsequently novated pursuant to the Deed of Novation so that, as the date of this Deed, the parties thereto are WCHL, WCUK, WWLLP, WTL and WWC.
1.2	References
In this Deed, unless the context requires otherwise, any reference to:
(a)
the Background is to the relevant statement about the background to this Deed made above, a Clause or a Schedule is to a clause of or a schedule to this Deed (as the case may be) and references made in a Schedule to Paragraphs are to paragraphs (as the case may be) of that Schedule;
(b) the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular include the plural (and vice versa); and

(c) "this Deed" includes the Schedules, which form part of this Deed for all purposes.
1.3	Headings
The headings are included for convenience only and shall not affect the interpretation or construction of this Deed.
2.	CONSENTS IN RESPECT OF THE BTA
2.1	Alliance Agreement

WWC hereby gives its consent pursuant to the Alliance Agreement to WWLLP entering into the BTA, the Distribution Agreement and the other Transaction Documents and effecting the Transactions. Without prejudice to such general consent, WWC hereby:
(a) consents to the Transactions pursuant to clause 3.3 of the Alliance Agreement;
(b) consents to the sale of WWLLP's holding of shares in WWCH (as contemplated by schedule 5 of the BTA) and waives all its rights pursuant to clause 6.3 of the Alliance Agreement in connection therewith;
(c) consents to the Transactions and waives all its rights of first refusal in respect of the Transactions under clauses 9 and 10 of the Alliance Agreement; and
(d) acknowledges that WTL will, pursuant to clause 2 of the Distribution Agreement, waive all its rights under clause 5 of the Deed of Accession.
2.2	Deed of Accession
The parties hereby agree and acknowledge that completion of the Transactions shall not constitute "Termination" as defined in the Deed of Accession.
3.	CONDITION

Clauses 4, 5 and 6 are conditional on Completion having occurred. In the event that Completion shall not have occurred prior to 30 September 2005 (or such other date as the parties to the BTA may agree for the purposes of clause 5.4 of the BTA) then all rights and obligations under Clauses 4, 5 and 6 shall cease to be of any effect.
4.	TERMINATION OF ALLIANCE DOCUMENTS
4.1	Termination of Alliance Documents

The parties agree that, by signing this document as a deed below, and subject to Completion having occurred, each of the Alliance Documents shall be terminated in full with effect from Completion. With effect from Completion, each party to each Alliance Document waives all and any rights, claims and demands arising under such document and releases and discharges each of the other parties to each such Alliance Document from any and all of its liabilities and obligations thereunder whether actual, accrued, contingent or otherwise and declares that each Alliance Document is of no further force and effect and that no party shall be under any further obligation with respect to it.
4.2	Clause 4.1 prevails

For the avoidance of doubt, where any provision of any Alliance Document (including, without limitation, clause 7.7 of the Alliance Agreement) is stated to survive termination of the relevant agreement, or contains a provision of similar effect, the parties agree that, notwithstanding such provision, that agreement (including the relevant clause) is terminated in accordance with Clause 4.1.

5.	AGREEMENTS REMAINING IN FORCE AND COMING INTO FORCE
5.1	1995 Transfer Agreements continue in force
The parties acknowledge that each of the 1995 Transfer Agreements shall remain in full force and effect.
5.2	Deed of Accession continues in force

The parties acknowledge that the provisions of the Deed of Accession, insofar as such provisions relate to WTL's membership of WWLLP, remain in full force and effect save to the extent such provisions have been waived pursuant to the express terms of this Deed and that the provisions of the Deed of Accession, insofar as such provisions relate to WTL's membership of WWP, remain in full force and effect.
5.3	Waiver of certain rights under the Deed of Accession

Subject to and with effect from Completion, WTL, at the direction of WCHL and WCUK, and with the consent of the Protector, agrees unconditionally and irrevocably to waive all its rights under clauses 2.9, 4 (but only as relates to the financial years ending 30 April 2006 and beyond), and 8 of and schedules 9 and 10 to, the Deed of Accession, insofar as such provisions relate to membership of WWLLP provided that nothing in this Deed shall release or otherwise affect the liability of any party in respect of claims arising out of any antecedent breach of such clauses or schedules.
5.4	Wyatt LLP Relationship Deed

Subject to and with effect from Completion, WCHL, WCUK, WWLLP, WTL and the Protector shall enter into the Wyatt LLP Relationship Deed. Nothing in the Wyatt LLP Relationship Deed shall affect the validity of the provisions of this Deed.
6.	AMENDMENT AND RESTATEMENT OF ALLIANCE AGREEMENT INDEMNITY

Subject to Completion having occurred, WWC will indemnify and keep indemnified WWLLP for itself and as trustee for each member of the WWLLP Group (each an "indemnified") from and against any claims, actions, liabilities, proceedings, damages and all costs and expenses to the extent such costs and expenses are reasonably incurred (but excluding other losses suffered or incurred by the indemnified, including consequential losses) which an indemnified may suffer or incur (together referred to as "claims") as a result of negligence or other default on the part of any member of the Wyatt Group in the provision of advice or services to persons other than the indemnified where such negligence or default has occurred prior to the date of this Deed except where and to the extent that (i) the claim results from negligence or other default of the indemnified, or (ii) the claims are liabilities of a member of the Wyatt Group and a share thereof falls upon the indemnified solely as a result of the indemnified being a shareholder in WWCH.
7.	NOTICES
7.1	Notices in writing

Save as otherwise provided in this deed, any notice, demand or other communication ("Notice") to be given by either party under, or in connection with, this deed shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by fax to the number set out in Clause 7.2, or delivering it by hand to the address set out in Clause 7.2 and in each case marked for the attention of the relevant party set out in Clause 7.2 (or as otherwise notified from time to time in accordance with the provisions of this Clause 7). Any Notice so served by fax or hand shall be deemed to have been duly given or made as follows:
(a) if sent by fax, at the time of transmission; or

(b) in the case of delivery by hand, when delivered;

provided that in each case where delivery by fax or by hand occurs after 5pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.
References to time in this clause are to local time in the country of the addressee.
7.2	Address details
The addresses and fax numbers of the parties for the purpose of Clause 7.1 are as follows:
(a) if to WWLLP, WWHL or WWH(E), to Watson House, London Road, Reigate, Surrey RH2 9QP, marked for the attention of the Senior Partner, facsimile number 01737 241496;
(b) if to WWC or WCHL to Watson Wyatt & Company, Suite 1717 H Street NW, Suite 800, Washington D.C. 20006 USA, marked for the attention of the General Counsel, facsimile number +1 202 715 7039; or
(c)
If to WWL, to 100 New Bridge Street, London, EC4V 6JA, marked for the attention of the Company Secretary, facsimile number 020 7919 1999, with a copy by fax to WWCH at the fax number set out in paragraph (b) above, marked for the attention of General Counsel.
7.3	Change to address

A party may notify the other parties to this deed of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 7, provided that, such notice shall only be effective on:
(a) the date specified in the notification as the date on which the change is to take place; or
(b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.
7.4	Evidence of service

In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.
8.	THIRD PARTY RIGHTS
8.1
Subject to the remaining provisions of this Clause 8, if WWLLP is no longer in existence or has entered into liquidation, the other members of the WWLLP Group may enforce the terms and accordingly shall have the benefit of Clause 6 in each case subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.
8.2
For the avoidance of doubt, it is intended that the third parties referred to in Clause 8.1 shall be entitled to seek to recover their own losses pursuant to Clause 6 but without prejudice to such right as WWLLP may have to recover in its own right any losses it may suffer or incur pursuant to Clause 6.
8.3
The parties may by agreement terminate, rescind or vary the terms of this Deed (including this Clause 8) at any time and in any way without the prior consent of or notice to any of the third parties referred to in Clause 8.1.
8.4
Except as provided in this Clause 8, the parties do not intend that any term of this Deed shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Deed.

9.	COUNTERPARTS

This deed may be executed in any number of counterparts and by the parties to it on separate counterparts and each such counterpart shall constitute an original of this deed but all of which together constitute one and the same instrument. This deed shall not be effective until each party has executed at least one counterpart.
10.	LAW
10.1	Governing law
The construction, validity and performance of this Deed shall be governed by the laws of England and Wales.
10.2	Jurisdiction

The parties to this Deed irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction over any claim or matter arising under or in connection with this Deed and that accordingly any proceedings in respect of any such claim or matter may be brought in such court.
11.	VARIATION
No amendment or variation of the terms of this Deed shall be effective unless in writing and signed by all the parties.
EXECUTION:
The parties have shown their agreement to the terms of this Deed by executing it as a deed after the Schedule.

SCHEDULE
ALLIANCE DOCUMENTS

1.
The alliance agreement dated 2 April, 1995, as amended by a deed of ratification and amendment dated 29 September, 1995, a deed of amendment dated 24 February 1999 and a deed of variation dated 30 April 2002, originally made between the then partners of WWP and WWC and subsequently varied and novated pursuant to the Deed of Novation so that, as at the date of this Deed, the parties thereto are WWC and WWLLP.

2.
The Wyatt Company Stock Purchase Agreement dated 2 April, 1995, as amended by a deed of ratification and amendment dated 29 September, 1995 originally made between WWC and the then partners of WWP and subsequently novated pursuant to the Deed of Novation so that, as at the date of this Deed, the parties thereto are WWC and WWLLP.

3.
The software sharing agreement dated 1 April, 1995 originally made between WWC, the then partners of WWP and WWH(E) and subsequently novated pursuant to the Deed of Novation so that, as at the date of this Deed, the parties thereto are WWC, WWLLP and WWH(E).

4.
The shareholders' agreement dated 2 April, 1995, as amended by a deed of ratification and amendment dated 29 September, 1995 and a deed of amendment dated 24 February 1999, originally made between WWC, WCHL, WWHL, WWH(E) and the then partners of WWP and subsequently novated pursuant to the Deed of Novation so that, as the date of this Deed, the parties thereto are WWC, WCHL, WWHL, WWH(E) and WWLLP.

EXECUTION:
EXECUTED and DELIVERED as a Deed	)
By	)	JOHN J. HALEY
THE WYATT COMPANY HOLDINGS LIMITED	) )	Director
	)	WALTER W. BARDENWERPER
	) )	Director/Secretary
EXECUTED and DELIVERED as a Deed	)
By	)	P. N. THORNTON
WATSON WYATT LLP	) )	Member
	)	C. RAMAMURTHY
	) )	Member
EXECUTED and DELIVERED as a Deed	)
By	)	JOHN J. HALEY
WATSON WYATT & COMPANY	) )	Authorised Officer
EXECUTED and DELIVERED as a Deed	)
By	)	P.N. THORNTON
WATSON WYATT HOLDINGS LIMITED	) )	Director
	)	C. RAMAMURTHY
	) )	Director/Secretary
EXECUTED and DELIVERED as a Deed	)
By	)
WATSON WYATT HOLDINGS	)	C. RAMAMURTHY
(EUROPE) LIMITED	) )	Director
	)	R. K. TIMMINS
	) )	Director/Secretary
EXECUTED and DELIVERED as a Deed	)
By	)	JOHN J. HALEY
THE WYATT COMPANY (UK) LIMITED	) )	Director
	)	WALTER W. BARDENWERPER
	) )	Director/Secretary
EXECUTED and DELIVERED as a Deed	)
By	)	JOHN J. HALEY
WYATT TRUSTEE LIMITED	) )	Director
	)	WALTER W. BARDENWERPER
	) )	Director/Secretary

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CONTENTS
SCHEDULE ALLIANCE DOCUMENTS